                     COMMERCIAL LEASE AGREEMENT - 12/16/96

     Intending to be legally bound, this Agreement made the sixteenth (16th) day of December, 1996, by and between DEVEREUX PROPERTIES, INC. (hereinafter called "Landlord") and CFM TECHNOLOGIES, INC. (hereinafter called "Tenant").

     1. TERM, MINIMUM RENTAL. Landlord hereby demises and lets unto Tenant all that certain office space comprised of approximately 13,941 square feet, on the first (1st) floor of the building known as 1380 Enterprise Drive, Goshen Corporate Park, East Goshen Township, West Chester, PA 19380 to be used and occupied only as a lawful and proper office for Tenant's business for the term of five (5) years commencing on the eighteenth (18th) day of December, 1996 and terminating on the seventeenth (17th) day of December, 2001 unless terminated earlier as provided hereunder. The initial annual minimum rental shall be in the amount of one hundred twenty one thousand nine hundred eighty three and 72/100 Dollars ($121,983.72) which the Tenant covenants to pay, without any previous demand therefore, in equal monthly payments of ten thousand one hundred sixty five and 31/100 Dollars ($10,165.31) on the first day of each month commencing the first (1st) day of January, 1997, payable at the offices of Landlord as specified in this Lease, or as may be designated by the Landlord. The first month's rental obligation shall be tendered upon the signing of the lease. Tenant is also responsible for any other obligation that may be due under this lease or as specified in the Addendum attached hereto as Exhibit "A".

Rent for the month of December, 1996 shall be due and payable upon lease execution and shall be computed on a per diem rate of three hundred thirty eight and 84/100 Dollars ($338.84).

Subject to Landlord's and Tenant's right to terminate this lease as provided under paragraph 25 herein, the minimum rent during the term of the lease shall be as follows:


       Year          Minimum Annual Rent  Minimum Monthly Rent
       ----          -------------------  --------------------

12/18/96-12/17/97        $121,983.72            $10,165.31
12/18/97-12/17/98        $121,983.72            $10,165.31
12/18/98-12/17/99        $126,863.10            $10,571.93
12/18/99-12/17/00        $131,742.45            $10,978.54
12/18/00-12/17/01        $136,621.80            $11,385.15

     2. LICENSES, PERMITS, ETC. Tenant shall be solely responsible for obtaining all licenses or permits, which may be required by any governmental agency or authority in order for Tenant to lawfully conduct its business, which Tenant shall obtain at its sole cost and expense.

     3. INABILITY TO GIVE POSSESSION. If Landlord is unable to give Tenant possession of the demised premises as herein provided, by reason of the holding over of a previous occupant or by any other reasonable cause, Landlord shall not be liable in damages to Tenant therefor, and during the period that Landlord is unable to give possession, all rights and remedies of both parties hereunder shall be suspended.

     4. AFFIRMATIVE COVENANTS OF TENANT. Tenant covenants and agrees that it will without demand:

        (A) Pay the rent and all other charges herein reserved as rent on the days and times that the same are made payable without fail, and without setoff, deduction or counter-claim. Tenant shall pay a late charge at the rate of five percent (5%) on each dollar of rent, or any other sum collectible as rent under this lease, not paid within ten (10) days after the same is due. If Landlord shall at any time or times accept said rent or rent charges after the same shall have become due and payable, such acceptance shall not excuse delay, upon subsequent occasions, or constitute, or be construed as a waiver of any of the Landlord's rights. Tenant agrees that any charge or payment herein reserved, included or agreed to be treated or collected as rent may be proceeded for and recovered by Landlord in the same manner as rent due and in arrears.

        (B) Comply with all requirements of any of the constituted public authorities, and with the terms of any State or Federal statute or local ordinance or regulation applicable to Tenant on its use of the demised premises, and save Landlord harmless from all penalties, fines, costs or damages resulting from Tenant's failure to do so.

        (C) Comply with the rules and regulations from time to time made by Landlord for the safety, care, upkeep and cleanliness of the demised premises and the building and appurtenances of which it is a part. Tenant agrees that such rules and regulations shall, when written notice thereof is given to Tenant, form a part of this lease.

        (D) Keep the demised premises in good order and condition, ordinary wear and tear and damage by accidental fire or other casualty not occurring through the action or negligence of Tenant or its agents, employees and invitees alone excepted and upon termination of this lease to deliver up to Landlord the demised premises in the same condition as Tenant has herein agreed to keep them.

        (E) Give to Landlord prompt written notice of any accident, fire or damage occurring on or to the demised premises within twenty-four (24) hours of occurrence thereof.

        (F) Peaceably deliver up and surrender possession of the demised premises to Landlord at the expiration or sooner termination of this lease and promptly deliver to Landlord at its office all keys for the demised premises.

        (G) Conduct its business in the premises during normal business hours.

        (H) Park its cars and cause its employees to park their cars only in those portions of the parking area as may be designated for that purpose by Landlord.

     5. OCCUPANCY AND ASSIGNMENT. Tenant shall not occupy or permit to be occupied the demised premises or any part thereof, other than as hereinbefore specified. Tenant may assign or sublet the demised premises, or any part thereof, with the written consent of Landlord, which shall not be unreasonably withheld. If Tenant assigns or sublets all or a portion of the demised premises after consent of the Landlord, Tenant shall remain liable for the faithful performance of all terms and covenants of this lease. No such assignment to sublet shall relieve the Tenant of any obligations hereunder.

     6. NEGATIVE COVENANTS OF TENANT. Tenant covenants and agrees that it will do none of the following without the consent of Landlord:

        (A) Place or allow to be placed upon the demised premises or on the inside or outside of the building of which the demised premises are a part any sign, projection or device. In case of the breach of this covenant (in addition to all other remedies given to Landlord hereunder), Landlord shall have the right of removing such sign, projection or device and restoring the premises to their former condition and Tenant shall be liable to Landlord for any and all expenses including costs and attorney's fees so incurred by Landlord which at the option of Landlord may be recovered in the same manner as rent. Landlord agrees that Tenant may place a corporate identification sign on the face of the building so long as Tenant secures a sign permit from East Goshen Township. Landlord will place Tenant's identification on the building signboard at the front of the property.

        (B) Make any alterations, improvements, or additions to the demised premises. All alterations, improvements, additions or fixtures whether installed before or after the execution of this lease, shall remain upon the premises at the expiration or sooner termination of this lease and become the property of Landlord, unless Landlord shall, prior to the termination of this lease, have given written notice to Tenant to remove the same, in which event Tenant shall remove such alterations, improvements and additions or fixtures, and restore the premises to the same good order and condition in which they were upon initial occupancy. Should Tenant fail to do so, Landlord may do so collecting, at Landlord's option, the complete cost, expense and attorney's fees thereof from Tenant as additional rent.

        (C) Use, operate or maintain any machinery, equipment or fixture that, in Landlord's reasonable opinion, is harmful to the building and appurtenances of which the demised premises is a part or is disturbing to the other tenants occupying any other part thereof.

        (D) Place any weights in any portion of the demised premises beyond the safe carrying capacity of the building of which the demised premises is a part.

        (E) Do, cause or suffer to be done, any act, maker or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the demised premises, or any part thereof, or on the building of which the demised premises may be a part, shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the date of execution of this lease. In case of a breach of this covenant (in addition to all other remedies herein given to Landlord) Tenant agrees to pay Landlord as additional rent any and all increase or increases of premiums on insurance reasonably carried by Landlord on the demised premises, or on the building and appurtenant land of which the demised premises may be a part, caused in any way by the occupancy of Tenant.

        (F) Remove, attempt to remove or manifest an intention to remove Tenant's goods or property from or out of the demised premises otherwise than in the ordinary and usual course of business, without having first paid and satisfied Landlord for all rent, costs and attorney's fees which may become due during the entire term of this lease, in addition to all sums denominated as additional rent under this lease. Tenant hereby grants to Landlord a security interest in Tenant's inventory, equipment and fixtures as same is defined in the Pennsylvania Uniform Commercial Code as codified in 13 PA C.S.A. et. seq.

        (G) Shall not permit the demised premises to be used or occupied in a congested manner. The number of people that shall use or occupy the demised premises shall be reasonable for the size of the demised premises taking into consideration the safety of the occupants, the burden that an unreasonable number of occupants will place upon the electricity, heating and air conditioning equipment, the congestion that would result in the common facilities of said building and its appurtenances such as hallways, washrooms, parking lot, etc. If in Landlord's opinion the demised premises are being used or occupied by more people than is reasonable, Tenant agrees to reduce the number thereof upon written demand of Landlord to the number that Landlord determines to be reasonable for the demised premises.

     7. LANDLORD'S RIGHT TO ENTER. Tenant shall permit Landlord, Landlord's agents, cleaners, or employees or any other person or persons authorized by Landlord, to inspect the demised premises at any time, and to enter the demised premises for the purposes of cleaning and if Landlord shall so elect, for making reasonable alterations, improvements or repairs to the building of which the demised premises are a part, or for any reasonable purpose in connection with the operation and maintenance of the building.

     8. RELEASE OF LANDLORD. Tenant shall be responsible for and hereby relieves Landlord from any and all liability by reason of any injury, loss, damage to any person or property in the demised premises, whether the same be due to fire, breakage, leakage, water flow, gas, use, misuse, or defects therein, or condition anywhere in the demised premises, failure to water supply or light or power or electricity, wind, lightning, storm, or any other cause whatsoever, whether the loss, injury or damage be to the person or property of Tenant or any other persons.

     9. FIRE OR OTHER CASUALTY.

        (A) If during the term of this lease or any renewal or extension thereof, the demised premises or the building of which the demised premises is a part is totally destroyed or is so damaged by fire or other casualty not occurring through the fault or negligence of Tenant or those employed by or acting for Tenant (whether or not the demised premises are damaged) that the same cannot be repaired or restored within one hundred twenty (120) regular working days from the date of the happening of such damage, or if such damage or casualty is not included in the risks covered by Landlord's fire insurance with the usual extended coverage, then this lease shall absolutely cease and terminate and the rent shall abate for the balance of the term. In such case, Tenant shall pay the rent apportioned to the date of damage and Landlord may enter upon and repossess the demised premises without further notice and with the right to break in and take possession.

        (B) If the damage caused as above can be repaired or restored within one hundred twenty (120) regular working days and said damage and the cost of repairs and restoration are fully covered by the Landlord's insurance, Landlord may exercise either of the following options:

            (i) Landlord shall have the option to restore the premises for that purpose and the rent shall be apportioned during the time Landlord is in possession, taking into account the proportion of the demised premises rendered untenantable and the duration of Landlord's possession; if a dispute arises as to the amount of rent due under this clause, Tenant agrees to pay the full amount claimed by Landlord and Tenant shall have the right to proceed by law to recover the excess payment, if any.

            (ii) Landlord shall have the option to terminate this lease by giving written notice of such termination to Tenant within sixty (60) days after said partial destruction; and upon the giving of such notice, the lease shall expire by lapse of time after thirty (30) days and the Tenant shall vacate the demised premises.

        (C) If the damage caused as above is only slight, Landlord shall repair whatever portion, if any, of the demised premises that may have been damaged by fire or other casualty insured as aforesaid, and the rent accrued or accruing shall not be apportioned or suspended.

        (D) If said damage by fire or other casualty was caused by the action or negligence of Tenant or his agent, employees or invitees, Tenant shall not be entitled to any abatement or apportionment of the rent.

    10. SERVICES. The following services and facilities shall be supplied by Landlord to Tenant in connection with Tenant's use of the demised premises, in common with other tenants of the building of which the demised premises are a part:

        (A) Heat and air conditioning equipment and facilities.

        (B) Landlord shall supply the demised premises with electric and gas service for heat, air conditioning, lighting and power to operate business machines and equipment. Landlord shall furnish and install a meter for measuring Tenant's electric and gas usage and Tenant shall pay utility company direct for such usage. Landlord shall, at its expense, repair and maintain all building equipment used to furnish lighting and power to the demised premises. Tenant shall, at its expense, contract for regular maintenance of heating and air conditioning equipment servicing the demised premises.

        (C) Landlord shall have no responsibility or liability to Tenant, nor shall there be any abatement in the said rent for any failure to supply and of said services and facilities that Landlord has agreed to supply hereunder during such period as the services and facilities are out of order, undergoing repair or if prevented by labor disorders, strikes, accidents or other causes beyond Landlord's control. If, in its sole discretion, Landlord deems it advisable or convenient to interrupt any of said services in order to make repairs, alterations or improvements or because of labor disturbances, strikes, accidents or causes beyond Landlord's control, Landlord may do so for the period that Landlord deems expedient and advisable without any abatement in rent or other liability to Tenant.

    11. REPAIRS. At the expiration or other determination of this lease or upon abandoning the demised premises, Tenant shall lease the same, and during the term shall keep the same in good order and condition, ordinary wear and tear and damage by accidental fire or other casualty which fire or other casualty has not occurred through the negligence of Tenant or those claiming under Tenant or their employees or invitees respectively, alone excepted; and for that purpose Tenant shall make all necessary repairs and replacements. Tenant shall also remove all dirt, rubbish, waste and refuse from the demised premises and all its property therefrom, to the end that Landlord may again have and repossess the same not later than noon on the day upon which this lease or any renewal thereof or extension ends. Tenant shall not knowingly do or commit or suffer or cause to be done or committed upon the demised premises any act or thing contrary to the laws, rules, regulations or ordinances prescribed from time to time by Landlord for the safety, care, upkeep, maintenance and cleanliness of the demised premises.

     12. ADDITIONAL RENT. Tenant shall pay as rent in addition to the minimum rental herein reserved any and all sums which may become due by reason of the failure of Tenant to comply with any and covenants of this lease and to pay any and all damages, costs and expenses, including, but not limited to reasonable attorney's fees which Landlord may suffer or incur by reason of any default or failure on Tenant's part to comply with any and all the covenants of this lease.

     13.  LANDLORD'S REMEDIES.  If Tenant:

          (A) Does not pay in full when due any and all installments of rent and or any other charges or payment herein reserved, included, or agreed to be treated or collected as rent and/or any other charges, expenses, or costs herein agreed to be paid by the Tenant; or

          (B) Violates or fails to perform or otherwise breaks any covenant or agreement herein contained; or

          (C) Vacates the demised premises or removes or attempts to remove or manifests an intention to remove any goods or property therefrom otherwise than in the ordinary and usual course of business without having first paid and satisfied Landlord in full for all rent and other charges, expenses and costs and attorney's fees then due or that may thereafter become due until the expiration of the term, above mentioned; or

          (D) Makes an assignment for the benefit of creditors; or whenever Tenant seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties; or whenever a permanent or temporary receiver of Tenant for substantially all of the assets of Tenant shall be appointed; or an order, judgment or an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor.

          In any of the events hereinabove set forth there shall be deemed to be a breach of this lease and thereupon ipso facto and without written notice or other action by Landlord, at the sole option of Landlord;

               (1) In addition to any rent and other charges already due and payable, the rent for the entire unexpired balance of the term of this lease, as well as all other charges, costs, expenses and attorney's fees herein to be paid by Tenant or at the option of Landlord or anyone acting on Landlord's behalf at Landlord's option, or any part thereof, shall be taken to be due and payable and in arrears, as if by the terms of this lease said rent, charges, costs and expenses were on that day due and payable; and/or

           (2) Landlord, or anyone acting on Landlord's behalf may, without written notice or demand, enter the demised premises and:

               (a) take possession of and immediately sell all goods and chattels therein; or

               (b) may remove from the demised premises all goods and chattels found therein to any other place or location as Landlord may desire and any costs incurred for said removal and any charges made for storage of said goods and chattels at the location to which they are removed Tenant agrees to pay; or

               (c) take immediate possession and may lease the demised premises or any part to such person, company, firm or corporation as may in Landlord's sole discretion seem best and Tenant shall be liable for any loss of rent for the then current term.

        The Tenant hereby releases and discharges Landlord, and its agent, from all claims, actions, suits, damages and penalties, for or by reason or on account of any entry, distraint, levy, appraisement, removal of said goods and chattels or sale.

            (3) This lease and the term hereby created shall determine and become absolutely void without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken; whereupon, Landlord shall be entitled to recover damages and attorney's fees for such breach, in addition to all sums actually due and in arrears hereunder as of the date of such breach as above provided in an amount equal to the amount of rent reserved for the balance of the term of this lease.

     14. RIGHT OF ASSIGNEE OF LANDLORD. The right to enforce all of the provisions of this lease may be exercised by any assignee of the Landlord's right, title and interest in this lease in its, his, her or their own name, and Tenant hereby expressly waives the requirements of any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

     15. REMEDIES CUMULATIVE. All of the remedies hereinbefore given to Landlord and all rights and remedies given to Landlord by law and equity shall be cumulative and concurrent. No determination of this lease or the taking or recovering of the premises shall deprive Landlord of any of its remedies or actions against Tenant for any and all sums due at the time or which, under the terms hereof would in the future become due, nor shall the bringing of any action for rent or breach of covenant, or the resort to any other remedy herein provided for the recovery of rent be construed as a waiver of the right to obtain possession of the premises.

     16. ATTORNMENT. In the event of the sale or assignment of Landlord's interest in the building of which the demised premises is a part or in the event of exercise of the power of sale under any mortgage made by Landlord covering the building of which the demised premises is a part, Tenant shall attorn to the purchaser and recognize such purchaser as Landlord under this lease.

  17. SUBORDINATION, ETC. At the option of Landlord or Landlord's permanent lender, or both of them, this lease and the Tenant's interest hereunder shall be subject and subordinate at all times to any mortgage or mortgages, deed or deeds of trust, or such other security instrument or instruments, including all renewals, extension, consolidations, assignments and refinances of the same, as well as all advances made upon the security thereof, which now or hereafter become liens upon the Landlord's fee and/or leasehold interest in the demised premises, and/or any and all of the buildings now or hereafter erected or to be erected and/or any and all of the land comprising the office building, provided, however, that in each such case, the holder of such other security, the trustee of such deed of trust or holder of such other security instrument shall agree that this lease shall not be divested or in any way affected by foreclosure or other default proceedings under said mortgage, deed of trust, or other instrument or other obligations secured thereby, so long as the Tenant shall not be in default under the terms of this lease; and Tenant agrees that this lease shall remain in full force and effect notwithstanding any such default proceedings.

  18. EXECUTION OF DOCUMENTS. The above subordination shall be self executing, but Tenant agrees upon demand to execute such other document or documents as may be required by a mortgagee, trustee under any deed of trust, or holder of a similar security interest, or any part to the types of documents enumerated herein for the purpose of subordinating this lease in accordance with the foregoing. Upon the expiration of ten (10) days after a formal written notice, Tenant shall be deemed to have appointed Landlord and Landlord may execute and deliver the required documents for and on behalf of Tenant.

  19. ESTOPPEL AGREEMENTS. Tenant shall execute an estoppel agreement in favor of any mortgagee or purchaser of Landlord's interest herein, if requested to do so by any mortgagee. Such estoppel agreement shall be in the form requested by such mortgagee or purchaser.

  20. NO IMPLIED EVICTION. Notwithstanding any inference to the contrary herein contained, it is understood that the exercise by Landlord of any of its rights hereunder shall never be deemed an eviction (constructive or otherwise) of Tenant, or a disturbance of its use of the demised premises, and shall in no event render Landlord liable to Tenant or any other person, so long as such exercise of rights is in accordance with the foregoing terms and conditions.

  21. TIME TO REMEDY DEFAULT. Tenant shall have ten (10) days to cure any default after written notification from Landlord.

  22. LITIGATION INVOLVING LANDLORD AND AGENT. In the event that Landlord or its Agent shall without fault on its part be made a party to any litigation commenced by or against Tenant, then, and to such extent Tenant shall protect and hold Landlord and Agent harmless from and against any liability arising therefrom, and shall pay all of Landlord's costs, expenses and attorney's fees.

  23. CONDEMNATION. If the whole of the premises shall be acquired or condemned by eminent domain, then the term of this Lease shall cease and terminate as of the date on which possession of the premises is required to be surrendered to the condemning authority. All rent shall be paid up to the date of termination.

  24. NOTICES. All notices required to be given by either party to the other shall be in writing. All such notices shall be deemed to have been properly given if served personally or if sent by United States certified mail, postage prepaid, addressed to Landlord at President, Devereux Properties, Inc., 19 S. Waterloo Road, P.O. Box 400, Devon, PA 19333 and addressed to Tenant at Chief Financial Officer, CFM Technologies, Inc., 1336 Enterprise Drive, West Chester, PA 19380 or to such other address which either party may hereafter designate in writing by notice given in a like manner.

  25. TERMINATION OF LEASE. Either party hereto may determine the lease at the expiration of the original term or any renewal or extension thereof by delivering to the other party written notice of same no later than one hundred twenty (120) days prior to the expiration of the then current term. In the absence of such notice the lease shall then automatically continue for an additional period of one (1) year under the same terms and conditions in force immediately prior to the expiration of the then current term, and so on from year to year until terminated by either party as herein provided. Any rental allowance or other benefit granted Tenant by Landlord intended to apply only to the original lease term shall not automatically carry over into any renewal or extension thereof.

      If Landlord shall have given Tenant written notice prior to the expiration of any term hereby created of Landlord's intention to change the terms and conditions of the lease and the Tenant shall not within thirty (30) days from such notice notify Landlord of Tenant's intention to vacate the demised premises at the expiration of the then current term, then Tenant shall be bound under the terms and conditions set forth in such notice for a further term as above provided, or for such further term as may be stated in said notice. In the event that Tenant shall give notice, as stipulated in the Lease, of intention to vacate the demised premises at the end of the then current term, and shall fail or refuse to do so on the date stipulated in said notice then it is expressly agreed that Landlord shall have the option either:

      (A) to disregard the notice so given as having no effect, in which case all the terms and conditions of the Lease as set forth in Landlord's most recent notice shall continue thereafter with full force precisely as if Tenant had not given notice; or

      (B) Landlord may, at any time within thirty (30) days after the then current term, as aforesaid, give the Tenant ten (10) days written notice of intention to terminate the Lease; whereupon the Tenant shall vacate the demised premises at the expiration of said ten (10) day period. All powers granted to Landlord by the Lease may be exercised and all obligations imposed upon Tenant must be fulfilled as well during any extension of the original term of the lease as during the original term itself.

Notwithstanding the foregoing to the contrary and in addition to other rights described above, the parties hereto agree that either Landlord or Tenant may terminate this lease at any time after June 18, 1998, such termination to be effective June 18, 1998 or any time thereafter, upon six (6) months prior written notice to the other party of its election to terminate this lease. Upon either party's election to terminate this lease, neither Landlord nor Tenant shall have any further obligations under this lease after the effective date of the termination.

  26. HAZARDOUS MATERIALS. Tenant agrees not to cause or permit any hazardous material to be discharged or brought upon, kept or used in or about the demised premises or building or the land on which the demised premises are located, by Tenant or Tenant's employees, agents, contractors or invitees. As used herein, the term "hazardous material" shall mean any hazardous or toxic substance, material or waste, including but not limited to, those substances, materials or wastes now or hereinafter listed in the United States Department of Transportation Hazardous Materials Table or by the Environmental Protection Agency as hazardous substances, or such substances, materials or wastes that are now or may become under any applicable federal, state or local law. If Tenant permits any hazardous material to be brought upon, kept or used in or about the demised premises, the building or the land on which the building is located that the demised premises are a part, that results in contamination of the demised premises or the building or the land on which the building is located that the demised premises are a part, then the Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgements, penalties, or losses, including but not limited to, damages or diminution in value of the demised premises, the building or the land on which the building is located that the demised premises are a part. This indemnification of Landlord by Tenant includes but is not limited to costs incurred in connection with any investigation of site conditions or clean-up, remedial removal or restoration work required by any federal, state or local governmental agency or political subdivision because of hazardous materials present in the demised premises, the building or the land on which the building is located that the demised premises are a part, or the soil thereon or ground water thereunder. Any failure by Tenant to promptly take all actions at the request of Landlord or any governmental authority to cease the storage, use or discharge of hazardous materials shall constitute a default under the terms of this Lease. Notwithstanding the foregoing to the contrary, Landlord agrees that Tenant may at any time store and use up to ten (10) gallons of isopropyl alcohol in connection with Tenant's operations. Tenant shall remain obligated for any liability associated therewith and shall use the same in a careful and cautious manner.

  27. RIGHT OF FIRST REFUSAL. Landlord hereby grants to Tenant a right of first refusal for any unleased, contiguous space adjacent to the demised premises. In the event that Landlord receives a bona fide offer to lease any portion of the then unleased, contiguous space, then Landlord shall first offer this space to lease to Tenant in writing together with a copy of the bona fide offer. Tenant shall have five (5) working days from receipt of written notice from Landlord of the bona fide offer in which to exercise its right of first refusal for the additional space. If Tenant exercises its right of first refusal, the additional space shall be leased to Tenant at the annual minimum rental rate per square foot equal to the rate per square foot that Tenant is paying for the demised premises. Tenant shall then also pay additional operating expenses in accordance with the Operating Expense Addendum (Exhibit "A") adjusted for the new square footage leased to Tenant.

  28. PARKING RULES AND REGULATIONS. Landlord agrees to promulgate Rules and Regulations concerning the use of on-site parking spaces such that each tenant occupying space in the building of which the demised premises are a part shall have equitable access to such parking in proportion to the rentable area each tenant leases in the building. It is understood and agreed that there will be no specific dedicated or marked spaces for each tenant. All such parking spaces shall be enjoyed by all tenants on a non-exclusive basis even though usage of the parking spaces shall be controlled as indicated above.

  29. FINANCIAL INFORMATION OF TENANT. Tenant shall at any time and from time to time during the term of this Lease, within fifteen (15) days of written request by Landlord, deliver to Landlord the most recent audited and unaudited financial statements concerning Tenant and Tenant's business operations (and the Guarantor of this Lease, if the Lease be guaranteed) as may be reasonably requested by any mortgagee or prospective mortgagee or purchaser. If Tenant fails to provide such statements promptly then, without limiting any other remedy which Landlord may have for such failure, Landlord may thereupon terminate this Lease on not less than ten (10) days' written notice.

  30. INSURANCE-INDEMNITY. During the term of this Lease, Tenant, its assignees and sublessees shall protect, defend, indemnify and save Landlord harmless from any and all claims, penalties, or demands, including Court costs and attorneys' fees, whatsoever arising, directly or indirectly, out of or from Tenant's use or occupancy of the Premises.

Tenant shall keep in force, during the full term of this Lease or any renewal or extension thereof, workmen's compensation insurance and public liability insurance issued by a nationally recognized insurance company rated Best A+, with such limits as may be reasonably requested by landlord from time to time, but with minimum public liability limits not less than $1,000,000.00 for each occurrence. Said policy shall name Landlord as an additional insured and provide that it shall not be cancelled for any reason unless and until Landlord is given fifteen (15) days' notice in writing by the insurance company. The insurance policy or other evidence of coverage satisfactory to Landlord shall be deposited with Landlord upon occupancy of Premises by Tenant.

Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

All of Tenant's policies of insurance shall contain waiver of subrogation endorsements in favor of Landlord and copies of same shall be delivered to Landlord upon request.

  31. BINDING EFFECT. All rights and liabilities herein given to, or imposed upon the respective parties hereto, shall extend to and bind the several and respective heirs, executors, administrators, successors and assigns of said parties.

  32. SEVERABLE TERMS. Each term, remedy, provision, condition, obligation and/or waiver contained in this lease, or any amendment or supplement hereto, is a separate and distinct covenant and, if any such term, remedy, provision, condition, obligation and/or waiver is declared unenforceable or unconstitutional, or invalid by any court of competent jurisdiction or by an action of congress or by any other governmental authority, such decision, statute, ordinance or regulation will not affect in any manner the enforceability or validity of any other term, remedy, provision condition, obligation and/or waiver contained herein, and they will remain in full force, virtue and effect.

  33. ENTIRE AGREEMENT. This lease and any riders that may be attached hereto set forth all the promises, agreements, conditions and understandings between Landlord or its agents and

Tenant relative to the demised premises, and there are no promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

  IN WITNESS THEREOF, the parties hereto, intending to be legally bound to the terms of this Lease, have caused this lease to be executed the day and year first above written.

CFM TECHNOLOGIES, INC.                   DEVEREUX PROPERTIES, INC.
(Tenant)                                 (Landlord)


BY:/s/ Lorin J. Randall                  BY:/s/ Alan Thomas
   --------------------------               -------------------------

ATTEST:/s/ Joyce C. Neal                 ATTEST:/s/ Robert Kreide
       ----------------------                   ---------------------

                                  EXHIBIT "A"

                           OPERATING EXPENSE ADDENDUM


  ATTACHED TO and made a part of the Commercial Lease Agreement made the sixteenth (16th) day of December, 1996, by and between DEVEREUX PROPERTIES, INC. (Landlord) and CFM TECHNOLOGIES, INC. (Tenant).

  1. PAYMENT. Tenant shall pay to Landlord an Operating Expense Allowance of thirty three thousand three hundred eighteen and 99/100 Dollars ($33,318.99) per year in equal monthly installments of two thousand seven hundred seventy six and 58/100 Dollars ($2,776.58), the first of which shall be payable upon execution of this Lease. If the term of this Lease commences other than on the first day of a calendar month, then the Operating Expense Allowance for the first calendar month of the term of this Lease shall be adjusted proportionately, and the aforesaid first installment paid by Tenant upon the execution of this Lease shall be initially applied to the first partial month and the balance to the succeeding month.

  If Landlord's Operating Expense for any Operating Year shall be greater than the total Operating Expense Allowance for such year, Tenant shall pay to Landlord as additional rent an amount equal to Tenant's Proportionate Share of the difference (the amount of Tenant's Proportionate Share of such difference is hereinafter referred to as the "Operating Expense Adjustment"). If Tenant occupies the demised premises or a portion thereof for less than a full Operating Year, the Operating Expense Adjustment will be calculated in proportion to the amount of time in such Operating Year that Tenant occupied the demised premises.

  Such Operating Expense Adjustment shall be paid in the following manner within one hundred twenty (120) days following the end of the first and each succeeding Operating Year, Landlord shall furnish to Tenant an Operating Expense Statement setting forth (a) the Operating Expense for the preceding Operating Year; (b) the Operating Expense Allowance; and (c) Tenant's Operating Expense Adjustment for such Operating Year. Within fifteen (15) days following receipt of such Operating Expense Statement (the "Expense Adjustment Date"), Tenant shall pay to Landlord as additional rent the Operating Expense Adjustment for such Operating Year.

  Commencing with the first month of the second Operating Year, Tenant shall pay to Landlord, in addition to the Operating Expense Allowance, on account of the Operating Expense Adjustment for such Operating Year, monthly installments in advance equal to one-twelfth (1/12) of the estimated Operating Expense Adjustment for such Operating Year. On the next succeeding Expense Adjustment Date, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between the installments paid on account of the preceding year's Operating Expense Adjustment and the actual Operating Expense Adjustment for such Operating Year.

  As used in this Addendum, the following words and terms shall be defined as hereinafter set forth:

  A.  "Operating Year" shall mean each calendar year, or other period of twelve
(12) months as hereinafter may be adopted by Landlord as its fiscal year, occurring during the term of the Lease.

  B. "Operating Expense Allowance" shall mean and equal the monthly amount hereinabove set forth.

  C. "Operating Expense Statement" shall mean a statement in writing signed by Landlord, setting forth in reasonable detail (i) the Operating Expense for the preceding Operating Year; (ii) the Operating Expense Allowance; and (iii) the Tenant's Operating Expense Adjustment for such Operating Year or portion thereof. The Operating Expense Statement for each Operating Year shall be available for inspection by Tenant at Landlord's office during normal business hours.

  D. "Operating Expense" shall mean the following expenses incurred by the Landlord in connection with the operation, repair and maintenance of the demised premises, the building of which it is a part and the land on which it is located: (i) Real Estate taxes and other taxes or charges levied in lieu of such taxes, general and special public assessments, charges imposed by any governmental authority pursuant to anti-pollution or environmental legislation, taxes on the rentals of the building in which the demised premises are located or the use, occupancy or renting of space therein; (ii) premiums and fees for fire and extended coverage insurance, insurance against loss of rentals for space in the building of which the demised premises are a part and public liability insurance, all in amounts and coverages (with additional policies against additional risks) as may be required by landlord or the holder of any mortgage; (iii) water and sewer service charges, electricity, heat and other utility charges not separately metered to tenants in the building of which the demised premises are a part; (iv) all maintenance and repair costs to all areas of the building in which the demised premises are located, including repairs and replacements of supplies and equipment, snow and trash removal and paving, lawn and general grounds upkeep, maintenance and repair of all mechanical equipment such as HVAC, elevators, electrical and plumbing equipment, and the costs of all labor, materials and supplies incidental thereto; (v) the cost of providing janitorial service and supplies for the entire building of which the demised premises are a part, including all leasable areas and common areas such as hallways, rest rooms, elevators, supply closets, etc.; (vi) wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law, union agreement or otherwise made to or on behalf of all employees of landlord performing services rendered in connection with the operation and maintenance of the building and/or land within which the demised premises are locate, including, without limitation, payments made directly to or through independent contractors for performance of such services or for servicing or maintenance contracts; (vii) management fees payable to the managing agent for the demised premises, if any, and if there shall be no managing agent or if the managing agent is a company affiliated with the landlord, the management fees that would customarily be charged for the management of the building in which the demised premises are located by an independent first class managing agent in the Philadelphia suburban area; (viii) any and all other expenditures of Landlord incurred in connection with the operation, repair or maintenance of the demised premises and the building or land within which they are located which are property expensed in accordance with generally accepted accounting principles consistently applied in the operation, maintenance and repair of a first class office/industrial building facility.

  The term "Operating Expense" shall not include depreciation on the building or equipment therein, interest, net income, franchise or capital stock taxes payable by landlord, executive salaries, real estate broker's commissions or the cost of services provided especially for any particular tenant at such tenant's expense and not uniformly available to all tenants within the building of which the demised premises are a part.

  E. "Tenant's Proportionate Share" shall be thirty-six and 18/100 percent (36.18%) which is equivalent to a fraction, the numerator of which shall be the square feet of floor area of the demised premises and the denominator of which shall be 38,528 square feet of all leasable floor area in the building of which the demised premises are a part.

  2. FINAL YEAR OF LEASE TERM. During the calendar year in which the term of this Lease ends, Landlord shall have the right to submit to Tenant a statement of Landlord's reasonable estimate of the Operating Expense Adjustment during the period (the "Final Period") beginning on the first day of the final Operating Year of the term or, if later, the date of the immediately preceding Operating Expense Adjustment, and ending on the final day of the term of this Lease. Upon the earlier to occur of the thirtieth (30th) day following Tenant's receipt of such statement or the final day of the term of this Lease, Tenant shall pay to Landlord said estimated Operating Expense Adjustment minus the total amount of payments previously made by Tenant pursuant to Section 1 above during the final period. If requested by Tenant, landlord shall submit to Tenant a statement setting forth the actual amount of said Operating Expense Adjustment after Landlord's final calculation of same, and within fifteen (15) days after Tenant's receipt of such statement, Tenant shall pay to landlord any deficiency, or, as the case may be, landlord shall refund to Tenant any overpayment occasioned by Tenant's payment of the aforesaid estimate.

  IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed the day and year first above written.

CFM TECHNOLOGIES, INC.                   DEVEREUX PROPERTIES, INC.
(Tenant)                                 (Landlord)


BY:/s/ Lorin J. Randall                 BY:/s/ Alan Thomas
   --------------------------              --------------------------

ATTEST:/s/ Joyce C. Neal                ATTEST:/s/ Robert Kreide
       ----------------------                  ----------------------